EXHIBIT 23



                      Consent of Independent Auditors



We consent to the incorporation by reference in Post Effective Amendment Number 1 to Registration Statement Number 2-89888 on Form S-8, Registration Statement Number 33-36475 on Form S-8 and Registration Statement Number 33-54745 on Form S-8 of our report dated July 13, 1994, with respect to the consolidated financial statements and schedules of Richardson Electronics, Ltd. included in the Annual Report on Form 10-K for the year ended May 31, 1994.

                         Ernst & Young LLP

Chicago, Illinois
August 24, 1994